UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 12, 2008
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LANDAMERICA FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-13990 (Commission File Number)	54-1589611 (I.R.S. Employer Identification No.)

5600 Cox Road Glen Allen, Virginia (Address of principal executive offices)	23060 (Zip Code)

Registrant’s telephone number, including area code:  (804) 267-8000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2008 Cash and Stock Incentive Plan

On March 12, 2008, the Executive Compensation Committee (the “Committee”) of the Board of Directors of LandAmerica Financial Group, Inc. (the “Company”) designated the executive officers of the Company eligible to participate in the Company’s Executive Officer Incentive Plan for the 2008 fiscal year performance period (the “2008 Plan”).  The Committee also established the performance goals and measures for determining the cash and stock incentive awards to be made to such executive officers under the 2008 Plan.

The Committee established cash awards for the Named Executive Officers, all of whom were designated to participate in the 2008 Plan.  The awards for the Chief Executive Officer and Chief Financial Officer were each designated as a percentage of Corporate Pre-tax income.  The award for the President of Commercial Services was designated as a combination of a percentage of Corporate Pre-tax income plus a percentage of Pre-tax income for the Commercial Services channel. The award for the President of Agency Services was designated as a combination of a percentage of Corporate Pre-tax income plus a percentage of Pre-tax income for the Agency Services channel.   The award for the President of Residential Services was designated as a combination of a percentage of Corporate Pre-tax income plus a percentage of Pre-tax income improvement over forecast for the Residential Services channel.  For each participating executive, Corporate Pre-tax income shall be determined in accordance with GAAP, with the Committee having the right to adjust for extraordinary items.  The maximum cash award per participant is $2,000,000.

The Committee may reduce a participating executive’s cash award if the Company fails to reach a specified annual return on equity goal in fiscal year 2008. The Committee also may reduce cash awards based on the executive’s annual performance and in order to account for the evaluation of the participating executive’s integrity, leadership, individual duties and responsibilities in the Company and the relative importance and contribution to the overall success of the Company’s goals. For participating executives that are channel presidents, the Committee may reduce their cash award to account for the financial results of the channel for which they are president.

The Committee also determined that the pool of stock available for awards to participating executives under the 2008 Plan would be between zero and four percent of the weighted average of diluted shares outstanding during fiscal year 2008, depending on the Company’s average performance rank on each of the following measures compared to the performance of each company the Committee determined to be in the Company’s title insurers peer group: (i) total shareholder return for the twelve month period ending December 31, 2008 (or ending with the most recent calendar quarter for which total shareholder return information is available) assuming reinvested dividends; (ii) return on equity for the twelve month period ending December 31, 2008 (or ending with the most recent calendar quarter for which return on equity information is available); (iii) percent change in return on equity from December 31, 2007 to December 31, 2008 (or ending with the most recent calendar quarter for which return on equity information is available); and (iv) profit share within the Title Insurance Peer Group for the twelve month period ending December 31, 2008 (or ending with the most recent calendar quarter for which profit share information is available); and (v) percent change in profit share within the Title Insurance Peer Group from December 31, 2007 to December 31, 2008 (or for the twelve month period ending with the most recent calendar quarter for which profit share information is available).   The maximum award per participant is 50,000 shares.  The Committee established the stock award participating executives would receive under the 2008 Plan and reserved the right to reduce a participating executive’s stock award based on the executive’s annual performance and in order to account for the evaluation of the participant’s integrity, leadership, individual duties and responsibilities in the Company and the relative importance and contribution to the overall success of the Company’s goals.

The Committee set the amount of cash and stock awards under the 2008 Plan as the maximum amount a participating executive could receive, with the expectation that it will exercise its right to reduce the awards. Therefore, reductions do not necessarily suggest that the Company’s or the participant's performance was unsatisfactory, because reductions could occur even if performance is stellar. In addition, the cash and stock awards are subject to the limitations set forth in the Company’s Executive Officer Incentive Plan.

Appointment of New President - Commercial Services

On March 12, 2008, the Board of Directors of the Company appointed Pam K. Saylors as the Company’s President -Commercial Services, effective as of April 2, 2008 to succeed Jeffrey C. Selby in that position.  A copy of the Company’s press release announcing the appointment is attached to this report as Exhibit 99.1.

Prior to the above appointment, Ms. Saylors, age 55, had served as Group Senior Vice President – Commercial Title Operations since April 2006 during which time she was responsible for all domestic commercial title operations.  She also served as Senior Vice President, National Commercial Services from January 2004 to March 2006 during which time she was responsible for all of the Commercial Services channel’s initiatives and resources.  Prior to January 2004, she served in various positions in the Commercial Services channel.  In connection with her appointment as President – Commercial Services, the Company’s Board of Directors approved an increase in her annual base salary from $200,000 to $275,000 and her participation in the Company’s 2008 Plan, described above.  The foregoing payments and benefits are in addition to the other employee benefits to which Ms. Saylors is currently entitled.

ITEM 9.01.                                FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits. The following exhibit is furnished pursuant to Item 5.02 above.

Exhibit No.	Description

99.1	Press Release dated March 13, 2008 relating to Pam K. Saylors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDAMERICA FINANCIAL GROUP, INC.
(Registrant)

Date: March 17, 2008	By:	/s/ Michelle H. Gluck
Michelle H. Gluck
Executive Vice President & Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated March 13, 2008 relating to Pam K. Saylors